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Tampa Bay Times

November 13, 2019

Private equity giant to buy Tech Data for $5.4 billion

Apollo Global Management has offered $130 per share of Tech Data stock. If shareholders approve, the home-grown company will remain based in Pinellas County, where it employs 2,000 of its 14,000 workers.

By Richard Danielson and Graham Brink

LARGO — Tech Data, one of the largest home-grown businesses in the Tampa Bay area, announced Wednesday morning that it has agreed to sell itself to funds controlled by Apollo Global Management of New York for $5.4 billion.

Apollo will pay $130 per share of common stock, which Tech Data said is a premium of nearly 25 percent over its average closing stock price for the 30 days before news of the offer surfaced.

“Tech Data has built a great culture and a great team over the last 45 years,” said Tech Data chief executive officer Rich Hume. “This sale acknowledges that we are the premier IT distribution firm in the industry.”

Tech Data is expected to remain headquartered in Pinellas County, where it was founded by Edward Raymund in 1974 to sell computer tapes, disk packs and other supplies for mini and mainframe computers directly to users.

“Tech Data is vitally important to this community, and is a shining example of the type of industry we want in this county and region,” St. Petersburg Mayor Rick Kriseman said. “The world is paying attention to them and us, and we expect them to continue to thrive for many years to come.”

Tech Data is No. 88 on the Fortune 500 list of largest publicly traded companies. It has more than 14,000 employees worldwide, 2,000 of them at its headquarters near St. Petersburg-Clearwater International Airport.

What’s next

The sale must be approved by stockholders and regulators in foreign countries where Tech Data does business. Assuming that happens, the deal is expected to close in the first half of 2020. When it does, Tech Data will become a privately held business and no longer as a publicly traded company. Hume will remain the CEO.

“Excellent deal for shareholders. I’m one of them,” said former Tech Data CEO and board chairman Steven Raymund, whose father founded the company.

The buyer, Apollo Global Management, is huge, with $323 billion in assets. Raymund was not surprised it would pursue Tech Data.

“There’s a lot of action right now in the private equity world,” he said. “Many of these private equity firms are loaded to the gills with cash. Interest rates are low.”

Moreover, “Tech Data’s valuation was attractive, I think, for a private equity company because of its cash-generating abilities,” Raymund said. “Distribution companies are very popular targets with private equity because of their generally light fixed capital footprint, which means they don’t need to continue to make a lot of investment to grow other than in working capital.”

The Apollo-Tech Data deal is the second time this year that a major publicly traded company based in the Tampa Bay area has agreed to be purchased by an out-of-state buyer.

In March, St. Louis-based Centene Corp. successfully bid to buy WellCare Health Plans, the Tampa-based company that manages health care for about 5.5 million patients with Medicaid, Medicare Advantage or Medicare prescription drug plans. That $17 billion deal is pending regulatory approvals.

Hume said the offer from Apollo “positions us for continued growth and success.”

He did not expect major changes to the company, including layoffs. He explained that this isn’t two companies that do the same thing merging, which often requires an overhaul of management teams and the workforce. Instead, Tech Data is becoming a business with Apollo’s portfolio.

“In that way, we will stand alone,” he said. “There will be lots of work to be done, but it won’t be like when you push two similar companies together.”

Tech Data buys a wide range of servers, computers, printers, phones, cameras, tablets, copiers, scanners, software, cloud services and more from manufacturers like Apple, Cisco Systems and HP. It sells those products and provides service and support to clients in more than 100 countries through a network of 11 logistics centers, six of them in the United States.

Over the years, Tech Data’s leadership has been remarkably stable, with just four CEOs in the company’s history: Edward Raymund, Steven Raymund, Robert Dutkowsky and Rich Hume.

Local reaction

Around Pinellas, initial reaction to the news was guarded, but hopeful.

Largo Mayor Woody Brown said the city has had a good relationship with Tech Data over the years. It’s naturally a little concerning when an out-of-state firm buys a large local company, he said, but having the headquarters isn’t as important as hanging on to the well-paying jobs.

“Often when this happens the jobs stay in the local area,” he said. “We hope that’s the case.”

Clearwater Mayor George Cretekos’ first reaction: “I wish I had Tech Data stock.”

He was cautiously optimistic that the company would remain a big player in Tampa Bay’s business and philanthropic communities. He described Tech Data as one of the “founding partners” of the local technology industry, which helped spawn a lot of smaller start-ups in the area.

“The Tampa Bay area needs more companies like Tech Data,” he said.

Pinellas County Economic Development Director Mike Meidel said it hurts to lose the bragging rights to a Fortune 500 company. On the upside, Apollo Global Management appears eager to invest in Tech Data.

“(Apollo) hasn’t made any indication that they are planning to take it to another city,” Meidel said. “They like the location. They like the leadership. They like the direction of the company. That’s why they’re investing in it. From that standpoint, I think it’ll be positive.”

An Apollo executive said the buyer is “committed to expanding Tech Data’s position as a trusted partner to the world’s leading technology vendors while providing best-in-class customer service.”

“Tech Data will have significant financial and strategic flexibility to drive growth going forward,” Matt Nord, co-lead partner of Apollo Private Equity, said in a statement released through Tech Data.

To Raymund, the prospect of downsizing at Tech Data headquarters after the sale does not seem to be “an obvious lever for them to pull right now.”

That’s because he said Tech Data already did some painful work after buying Avnet’s 5,000-person Technology Solutions group for $2.6 billion in 2017.

“That started when I was there and kind of set the stage ultimately for this acquisition,” Raymund said. “Through that integration, which was effectively a merger between two very big companies, there was a lot of restructuring done and some layoffs on both sides … towards the company streamlining their operations and getting them right. So I think a lot of that heavy lifting really has already been done.”

A vision fulfilled

Tech Data’s board of directors has voted unanimously to approve the proposed deal and recommended that shareholders do the same.

Meanwhile, Tech Data said the sales agreement allows it to entertain other offers until Dec. 9. But, the company said, there is no guarantee this process will produce a better deal.

Tech Data’s stock trading at $131 a share Wednesday, up 4 1⁄2 percent.

Tech Data founder Edward Raymund, who died in 2008, probably would have been elated, his son said.

“He always did have a vision of this becoming a big company,” Steven Raymund said. “What do they say? From small acorns mighty oaks grow, and this is a perfect example. We were around at the time the acorn was planted, so it’s pretty exciting to see all of this come to fruition.”

Tech Data a glance

Headquarters: Largo. The buyer says Tech Data will remain headquartered in Pinellas County.

Founded: 1974

The business: Buys tech products from Apple, Cisco Systems HP and others, then sells and provides service to clients in 100 countries.

CEO: Rich Hume, a former IBM executive who was Tech Data’s chief operating officer before taking over as CEO in June 2018. He is expected to stay on as CEO if shareholders approve the sale.

Revenues last year: $32.7 billion, second largest among public companies in Florida. More than 125,000 customers.

Stock market value: $4.67 billion.

Employees: 14,000-plus worldwide, 2,000 in Clearwater

Fortune 500 rank: 88th

Known for: Community involvement; advocacy for LGBTQ rights

Apollo Global Management at a glance

Headquarters: New York, with offices in Los Angeles, San Diego, Houston, Bethesda, Md., London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong, Shanghai and Tokyo.

Founded: 1990

The business: Apollo manages capital for hundreds of investors in dozens of countries, including pension funds, sovereign wealth funds, financial institutions, wealthy individuals, university endowments, and charitable foundations. Sixty-three percent of its investors are in the United States, with 14 percent in Europe, 13 percent in Asia and Australia, 8 percent in the Middle East and 1 percent in Latin America.

Assets: $323 billion in assets under management as of Sept. 30.

CEO: Leon Black, who is also the firm’s founder and chairman. Former managing director at Drexel Burnham Lambert.

FORWARD-LOOKING STATEMENTS

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Such forward-looking statements are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from Tech Data’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Tech Data is unable to predict or control, that may cause Tech Data’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. Risks and uncertainties related to the proposed merger include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure of the parties to satisfy conditions to completion of the proposed merger, including the failure of Tech Data’s shareholders to approve the proposed merger or the failure of the parties to obtain required regulatory approvals; the risk that regulatory or other approvals are delayed or are subject to terms and conditions that are not anticipated; and the risks, uncertainties, and other factors detailed from time to time in Tech Data’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished with the Securities and Exchange Commission (the “SEC”).

Many of these factors are beyond Tech Data’s control. Tech Data cautions investors that any forward-looking statements made by Tech Data are not guarantees of future performance. Tech Data disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Tech Data will file with the SEC and mail to its shareholders a proxy statement in connection with the proposed merger. Tech Data urges its shareholders to read the proxy statement when it becomes available because it will contain important information regarding the proposed merger. You may obtain a free copy of the proxy statement (when available) and other related documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. You also may obtain the proxy statement (when available) and other documents filed by Tech Data with the SEC relating to the proposed merger for free by accessing Tech Data’s website at www.techdata.com via the “SEC Filings” page, by clicking on the link for “About”, and then clicking on the link for “Investor Relations” and selecting “Financials”.

PARTICIPANTS IN THE SOLICITATION

Tech Data and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Tech Data’s shareholders in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the proposed merger will be included in the proxy statement when it is filed with the SEC. You may find additional information about Tech Data’s directors and executive officers in Tech Data’s proxy statement for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on April 25, 2019. You can obtain free copies of these documents from Tech Data using the contact information above.

NO OFFER OR SOLICITATION

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.